SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): April 1, 2002




                         QUEST DIAGNOSTICS INCORPORATED
             (Exact name of Registrant as specified in its charter)

                               One Malcolm Avenue
                               Teterboro, NJ 07608
                                 (201) 393-5000
          (Address of principal executive offices and telephone number)


                         Commission file number: 1-12215



                                    DELAWARE
                            (State of Incorporation)


                                   16-1387862
                     (I.R.S. Employer Identification Number)



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Item 5.           Other Events.

                  On April 1, 2002, Quest Diagnostics Incorporated ("Quest Diagnostics") completed its previously announced acquisition of American Medical Laboratories, Incorporated ("AML"). The all-cash transaction is valued at approximately $500 million, including the assumption of approximately $160 million in debt, which was retired in connection with the closing. The acquisition was financed with borrowings under Quest Diagnostics' revolving credit facilities and approximately $30 million in cash on hand. The press release announcing the completion of the acquisition is attached hereto as
Exhibit 99.1.

                  As part of the acquisition, Quest Diagnostics has acquired AML's subsidiaries, AML, Inc., Medical Laboratories Corporation, APL Healthcare Group, Inc. and APL Properties Limited Company (collectively, together with AML, the "AML Entities"), as well as LabPortal, Inc.

                  Unrelated to the AML acquisition, on April 4, 2002, Quest Diagnostics Incorporated (MA), a subsidiary of Quest Diagnostics, merged into Quest Diagnostics LLC (MA), a newly organized subsidiary of Quest Diagnostics; and Quest Diagnostics of Connecticut Incorporated (CT), a subsidiary of Quest Diagnostics, transferred all of its assets to Quest Diagnostics LLC (CT), a newly organized subsidiary of Quest Diagnostics. The new limited liability companies (Quest Diagnostics LLC (CT) and Quest Diagnostics LLC (MA)) are collectively referred to as the "New Quest Diagnostics Entities".

                  Each of the AML entities and the New Quest Diagnostics Entities (collectively, the "Additional Subsidiary Guarantors") has executed the Third Supplemental Indenture, dated as of April 4, 2002 (the "Third Supplemental Indenture"), among Quest Diagnostics, the Additional Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"), to an indenture dated as of June 27, 2001 (the "Base Indenture") among Quest Diagnostics, the subsidiary guarantors named therein and the Trustee, as supplemented by the First Supplemental Indenture dated as of June 27, 2001 (the "First Supplemental Indenture"), and as supplemented by the Second Supplemental Indenture dated as of November 26, 2001 (the "Second Supplemental Indenture," and together with the Base Indenture and the First Supplemental Indenture, the "Indenture"), pursuant to which the Additional Subsidiary Guarantors have become guarantors of Quest Diagnostics' 1.75% Contingent Convertible Debentures due 2021, 6 3/4% Senior Notes due 2006 and 7 1/2% Senior Notes due 2011. The 6 3/4% Senior Notes due 2006 and the 7 1/2% Senior Notes due 2011 were issued under the Base Indenture as supplemented by the First Supplemental Indenture and the 1.75% Contingent Convertible Debentures due 2021 were issued under the Base Indenture as supplemented by both the First Supplemental Indenture and the Second Supplemental Indenture. The Base Indenture and the First Supplemental Indenture were filed as Exhibits 4.3 and 4.4, respectively, to Quest Diagnostics' Form 8-K filed on July 2, 2001. The Second Supplemental Indenture was filed as an exhibit to Quest Diagnostics' current report on Form 8-K filed on November 27, 2001. The Third Supplemental Indenture is attached hereto as Exhibit 4.1.

                   In addition, by execution of joinder agreements the Additional Subsidiary Guarantors have become guarantors of Quest Diagnostics' indebtedness under the credit agreement dated as of June 27, 2001 (the "Credit Agreement") among Quest Diagnostics, the

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subsidiary guarantors named therein and the lenders named therein; and the New
Quest Diagnostics Entities have become subsidiary sellers under the Receivables Sale Agreement dated as of July 21, 2000 (the "Receivables Sale Agreement") among Quest Diagnostics, the subsidiary sellers named therein and Quest Diagnostics Receivables Inc. The Credit Agreement was filed as an exhibit to Quest Diagnostics' current report on Form 8-K filed on July 2, 2001. The Receivables Sale Agreement was filed as an exhibit to Quest Diagnostics' quarterly report on Form 10-Q for the quarter ended June 30, 2000.

Item 7.           Financial Statements and Exhibits.

                  (c) The following exhibits are filed as part of this report on Form 8-K:

                  4.1 Third Supplemental Indenture, dated as of April 4, 2002, among Quest Diagnostics, the Additional Subsidiary Guarantors and the Trustee.

                  99.1 Quest Diagnostics press release dated April 1, 2002.



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                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         QUEST DIAGNOSTICS INCORPORATED



Date:  April 12, 2002                    By:     /s/ Leo C. Farrenkopf, Jr.
                                            ------------------------------------
                                         Name:   Leo C. Farrenkopf, Jr.
                                         Title:  Vice President, Secretary, and
                                                 Deputy General Counsel


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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.       Description
-----------       -----------

4.1 Third Supplemental Indenture, dated as of April 4, 2002, among Quest Diagnostics, the Additional Subsidiary Guarantors, and the Trustee.

99.1              Quest Diagnostics press release dated April 1, 2002.

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